Contact:

Jeffrey J. Carfora, EVP and CFO

Peapack-Gladstone Financial Corporation

T: 908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION

REPORTS STRONG RESULTS FOR THE SECOND QUARTER OF 2012

BEDMINSTER, N.J. – July 30, 2012 – For the quarter ended June 30, 2012, Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market:PGC) (the Corporation) recorded net income available to common shareholders of $2.72 million and diluted earnings per share (EPS) of $0.31. This quarter’s EPS reflected growth of 40.9 percent when compared to diluted earnings per share of $0.22, for the quarter ended June 30, 2011. The current quarter’s EPS also reflected growth when compared to diluted earnings per share of $0.30 for the immediately preceding quarter ended March 31, 2012.

For the six months ended June 30, 2012, the Corporation recorded net income available to common shareholders of $5.33 million and diluted earnings per share of $0.61. EPS for the current six month period reflected growth of 52.5 percent when compared to $0.40, for the same six month period last year.

Frank A. Kissel, Chairman and CEO, stated, “This was another solid quarter for us, reflecting the strength of the Corporation and reinforcing our belief that the local economy continues to stabilize.”

Mr. Kissel also noted that this was the first quarter since the fourth quarter of 2008 that the Corporation was not required to pay a preferred dividend, as the preferred stock issued in January 2009 to the Treasury under its Capital Purchase Program (CPP) was fully redeemed early in the first quarter of 2012.

Net Interest Income and Margin

Net interest income, on a fully tax-equivalent basis, was $13.06 million for the second quarter of 2012, up from $12.34 million for the same quarter last year.

On a fully tax-equivalent basis, the net interest margin was 3.52 percent for the June 2012 quarter compared to 3.49 percent for the June 2011 quarter.

In comparing the June 2012 quarter to the June 2011 quarter, the positive effect of increased loans, funded by core deposit growth, reduced investment securities and a slight increase in overnight borrowings, was partially offset by the effect of lower Treasury yields, which compressed asset yields more than deposit costs.

Loans

Average loans totaled $1.10 billion for the second quarter of 2012 as compared to $968 million for the same 2011 quarter, an increase of $133 million.

The average residential mortgage loan portfolio for the second quarter of 2012 increased $92 million when compared to the same quarter of 2011. The increase is attributable to originations retained in the portfolio that have outpaced loan paydowns. During this period of lower interest rates, refinance activity has generally been robust. Many of these loans have been retained in portfolio. However, the Corporation does sell much of its longer-term, fixed rate loan production as a source of noninterest income and as part of its interest rate risk management strategy in the lower rate environment.

The average commercial mortgage and commercial loan portfolio for the second quarter of 2012 increased $45 million from the second quarter of 2011. The increase was attributable to commercial mortgage demand, principally from high quality borrowers looking to refinance multifamily and other commercial mortgages held by other institutions.

Mr. Kissel stated, “We continue to be successful in finding new solid lending opportunities. This has been the sixth quarter in a row where we have reflected growth in our loan portfolio.” Loan originations were $200 million for the first six months of 2012, up from $153 million for the same six month period of 2011. Included in the total were commercial mortgage/commercial loan originations of $73 million for the 2012 period. Mr. Kissel noted, “We still have room to continue to benefit from funding our loan production with cash flows from our investment portfolio. However, we will continue to conservatively underwrite our loans, as we have in the past.”

As of June 30, 2012, the residential first mortgage loan and the commercial mortgage/commercial loan pipelines (loans approved, but not closed and funded) stood at $47 million and $38 million, respectively, with many other lending opportunities in the discussion stage.

Deposits

Average total deposits (interest-bearing and noninterest-bearing) increased $59 million for the June 2012 quarter from the same quarter last year.

Average noninterest-bearing checking balances grew $55 million for the second quarter of 2012 when compared to the second quarter of 2011. Average interest-bearing checking balances for the quarter ended June 30, 2012 grew $18 million from the same quarter in 2011. Average savings accounts increased $14 million from the second quarter of 2011 to the second quarter of 2012.

Overall checking and savings growth continues to be attributable to the Corporation’s relationship orientation. The Corporation has successfully focused on:

-	Business and personal core deposit generation, particularly checking;
-	Establishing municipal relationships within its market territory; and
-	Growth in deposits associated with its commercial mortgage/commercial loan growth.

Average certificates of deposit (CDs) declined $16 million for the June 2012 quarter from the June 2011 quarter. These higher-cost CDs were basically replaced with lower cost, more stable core deposits.

From December 31, 2011 to June 30, 2012, total deposits declined $21 million, as various municipalities utilized funds that were held on deposit at year end.

Mr. Kissel commented, “The Corporation’s deposit mix continues to consist primarily of lower-cost, more stable core deposits (checking, savings and money markets), which benefits our cost of funds and our franchise value.”

PGB Trust and Investments

PGB Trust and Investments generated $3.26 million in fee income in the second quarter of 2012 compared to $2.83 million for the second quarter of 2011, reflecting 15.2 percent growth. The market value of the assets under administration of the Trust Division stood at $2.06 billion at June 30, 2012, up from $1.96 billion reported at December 31, 2011 and up from $2.01 billion reported at June 30, 2011.

Craig C. Spengeman, President of PGB Trust & Investments commented, “We continue to see growth in new relationships engaging our services and advice, as a result of our success in guiding clients through these challenging and volatile markets. Mr. Spengeman further noted, “Recent key additions to staff enhance our ability to both grow and service our valued client base.”

Other Noninterest Income

Other noninterest income, exclusive of Trust fees, totaled $1.41 million in the June 2012 quarter compared to $1.50 million in the same quarter a year ago. Compared to the second quarter of 2011, the 2012 quarter included: reduced gains from the strategic sales of securities; reduced service charges, as customers have been more diligent in managing their accounts; and a $26 thousand net loss on disposition of REO. The effect of these was almost fully offset by increased fee income from sale of longer term, fixed rate residential mortgage loans, due to higher origination levels, as well as a decision to retain less fixed rate loans in portfolio.

Operating Expenses

The Corporation’s total operating expenses were $11.70 million in the June 2012 quarter compared to $11.04 million in the June 2011 quarter. The 2012 expense levels included: costs for the Corporation to keep up with the increased regulatory burden on financial institutions; costs associated with key additions to staff in PGB Trust & Investments, to enhance their ability to grow and service their client base; increased commissions related to increased loan originations; and normal salary increases. The net effect of those additional costs were partially offset by various operational efficiencies.

Provision for Loan Losses / Asset Quality

The Corporation’s provision for loan losses for the quarter ended June 30, 2012 was $1.50 million, lower than the $2.00 million provision recorded in the June 2011 quarter.

At June 30, 2012, nonperforming assets totaled $22.1 million or 1.40 percent of total assets, compared to $26.3 million or 1.65 percent of assets at December 31, 2011 and $18.4 million or 1.21 percent of assets at June 30, 2011. Mr. Kissel commented, “We have continued to make progress in resolving problem assets, and we believe that progress will continue. In fact, we expect that several more problem loan/property workouts are on the immediate horizon.”

Capital / Dividends

As noted last quarter, the preferred stock issued in January 2009 under Treasury’s Capital Purchase Program (CPP) was fully redeemed early in the first quarter of 2012. At June 30, 2012, including the effect from this redemption, the Corporation’s leverage ratio, tier 1 and total risk based capital ratios were 7.15 percent, 11.27 percent and 12.52 percent, respectively. The Corporation’s ratios are all above the levels necessary to be considered well capitalized under regulatory guidelines applicable to Banks. Additionally, the Corporation’s common equity ratio (common equity to total assets) at June 30, 2012 was 7.24 percent of total assets, reflecting growth from 6.81 percent of total assets at December 31, 2011.

As previously announced, on July 19, 2012, the Board of Directors declared a regular cash dividend of $0.05 per share payable on August 16, 2012 to shareholders of record on August 2, 2012.

ABOUT THE CORPORATION

Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.58 billion as of June 30, 2012. Peapack-Gladstone Bank, its wholly owned community bank, was established in 1921, and has 23 branches in Somerset, Hunterdon, Morris, Middlesex and Union Counties. The Bank’s Trust Division, PGB Trust and Investments, operates at the Bank’s corporate offices located at 500 Hills Drive in Bedminster and at four other locations in Clinton, Morristown and Summit, New Jersey and Bethlehem, Pennsylvania. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our website at www.pgbank.com or call 908-234-0700.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to

•	a continued or unexpected decline in the economy, in particular in our New Jersey market area;
•	declines in value in our investment portfolio;
•	higher than expected increases in our allowance for loan losses;
•	higher than expected increases in loan losses or in the level of nonperforming loans;
•	unexpected changes in interest rates;
•	inability to successfully grow our business;
•	inability to manage our growth;
•	a continued or unexpected decline in real estate values within our market areas;
•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;
•	successful cyber attacks against our IT infrastructure and that of our IT providers;
•	higher than expected FDIC insurance premiums;
•	lack of liquidity to funds our various cash obligations;
•	reduction in our lower-cost funding sources;
•	our inability to adapt to technological changes;
•	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and
•	other unexpected material adverse changes in our operations or earnings.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on form 10-K for the year ended December 31, 2011 and our subsequent Quarterly Reports on Form 10-Q. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Corporation’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

(Tables to Follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in Thousands)

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
ASSETS
Cash and due from banks	$5,639	$5,146	$7,097	$8,135	$8,678
Federal funds sold	100	100	100	100	100
Interest-earning deposits	29,024	28,144	35,856	66,424	51,606
Total cash and cash equivalents	34,763	33,390	43,053	74,659	60,384

Securities held to maturity	84,779	88,667	100,719	121,241	140,572
Securities available for sale	257,318	281,770	319,520	311,927	249,837
FHLB and FRB Stock, at cost	4,818	5,594	4,569	4,699	4,704

Loans held for sale, at fair value	2,259	3,214	2,841	722	1,813

Residential mortgage	526,726	518,111	498,482	438,828	432,735
Commercial mortgage	384,289	358,822	330,559	317,066	316,197
Commercial loans	116,493	119,351	123,845	129,039	128,839
Construction loans	6,804	12,517	13,713	14,893	15,385
Consumer loans	20,885	19,769	19,439	20,345	20,184
Home equity lines of credit	49,057	47,831	50,291	51,458	48,805
Other loans	2,128	1,504	2,016	1,564	3,612
Total loans	1,106,382	1,077,905	1,038,345	973,193	965,757
Less: Allowance for loan losses	13,686	13,496	13,223	13,843	14,056
Net loans	1,092,696	1,064,409	1,025,122	959,350	951,701

Premises and equipment	30,979	31,482	31,941	32,497	33,098
Other real estate owned	3,073	3,391	7,137	3,264	3,000
Accrued interest receivable	3,447	3,842	4,078	3,788	4,391
Bank owned life insurance	30,688	30,490	27,296	27,767	27,537
Deferred tax assets, net	26,430	26,767	26,731	27,543	24,689
Other assets	7,355	6,524	7,328	7,831	9,014
TOTAL ASSETS	$1,578,605	$1,579,540	$1,600,335	$1,575,288	$1,510,740

LIABILITIES
Deposits:
Noninterest-bearing
demand deposits	$304,651	$288,130	$297,459	$254,646	$238,788
Interest-bearing deposits
Checking	323,813	318,239	341,180	337,900	322,801
Savings	104,631	98,743	92,322	89,527	86,828
Money market accounts	495,929	512,464	516,920	511,059	507,159
CD’s $100,000 and over	78,268	73,927	71,783	76,100	73,186
CD’s less than $100,000	115,793	120,140	124,228	127,778	132,949
Total deposits	1,423,085	1,411,643	1,443,892	1,397,010	1,361,711
Overnight borrowings	—	22,900	—	—	—
Federal home loan bank advances	16,451	17,566	17,680	20,793	20,905
Capital lease obligation	9,076	9,127	9,178	6,396	6,426
Other Liabilities	15,758	7,170	6,614	30,406	6,489
TOTAL LIABILITIES	1,464,370	1,468,406	1,477,364	1,454,605	1,395,531
Shareholders’ equity	114,235	111,134	122,971	120,683	115,209
TOTAL LIABILITIES AND
SHAREHOLDERS’ EQUITY	$1,578,605	$1,579,540	$1,600,335	$1,575,288	$1,510,740

Trust division assets under
administration (market value,
not included above)	$2,062,798	$2,063,729	$1,957,146	$1,857,527	$2,005,859

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED BALANCE SHEET DATA

(Dollars in Thousands)

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Asset Quality:
Loans past due over 90 days
and still accruing	$—	$—	$345	$836	$412
Nonaccrual loans	19,011	18,598	18,865	22,103	14,943
Other real estate owned	3,073	3,391	7,137	3,264	3,000
Total nonperforming assets	$22,084	$21,989	$26,347	$26,203	$18,355

Nonperforming loans to
total loans	1.72%	1.73%	1.85%	2.36%	1.59%
Nonperforming assets to
total assets	1.40%	1.39%	1.65%	1.66%	1.21%

Accruing TDR’s (A)	$7,647	$7,842	$7,281	$5,519	$8,171

Loans past due 30 through 89
days and still accruing	$2,836	$7,619	$11,632	$9,706	$8,200

Classified loans	$47,102	$48,546	$49,101	$52,031	$51,586

Impaired loans	$26,658	$26,568	$26,212	$27,529	$23,115

Allowance for loan losses:
Beginning of period	$13,496	$13,223	$13,843	$14,056	$14,386
Provision for loan losses	1,500	1,500	1,750	1,500	2,000
Charge-offs, net	(1,310)	(1,227)	(2,370)	(1,713)	(2,330)
End of period	$13,686	$13,496	$13,223	$13,843	$14,056

ALLL to nonperforming loans	71.99%	72.57%	68.83%	60.35%	91.54%
ALLL to total loans	1.24%	1.25%	1.27%	1.42%	1.46%

Capital Adequacy:
Tier I leverage	7.15%	7.00%	7.73%	7.86%	7.63%

Tier I capital to risk-weighted assets	11.27%	11.21%	12.51%	12.73%	12.67%

Tier I & II capital to
risk-weighted assets	12.52%	12.46%	13.76%	13.98%	13.92%

Common equity to total assets	7.24%	7.04%	6.81%	6.78%	6.71%

Book value per common share	$13.02	$12.70	$12.47	$12.09	$11.48

(A) Does not include $6.1 million at June 30, 2012, $6.0 million at March 31, 2012, $3.8 million at December 31, 2011, $3.9 million at September 30, 2011 and $1.3 million at June 30, 2011 of TDR’s included in nonaccrual loans.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except share data)

(Unaudited)

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,		June 30,
	2012	2012	2011	2011		2011
Income Statement Data:
Interest income	$14,102	$14,214	$14,101	$13,594		$14,099
Interest expense	1,199	1,323	1,485	1,699		1,916
Net interest income	12,903	12,891	12,616	11,895		12,183
Provision for loan losses	1,500	1,500	1,750	1,500		2,000
Net interest income after
provision for loan losses	11,403	11,391	10,866	10,395		10,183
Trust fees	3,259	3,176	2,584	2,555		2,829
Other income	1,305	1,157	1,350	1,170		1,218
Securities gains/(losses), net	107	390	316	248		277
Total other income	4,671	4,723	4,250	3,973		4,324
Salaries and employee benefits	6,408	6,113	5,651	5,789		5,817
Premises and equipment	2,413	2,331	2,313	2,322		2,386
FDIC insurance expense	290	352	278	253		397
Other expenses	2,593	2,284	3,306	2,209		2,435
Total operating expenses	11,704	11,080	11,548	10,573		11,035
Income before income taxes	4,370	5,034	3,568	3,795		3,472
Income tax expense/(benefit)	1,647	1,951	1,041	(1,537	)(A)	1,304
Net income	2,723	3,083	2,527	5,332	(B)	2,168
Dividends and accretion
on preferred stock	—	474	220	219		219
Net income available to
common shareholders	$2,723	$2,609	$2,307	$5,113	(B)	$1,949

Per Common Share Data:

Earnings per share (basic)	$0.31	$0.30	$0.26	$0.58	(C)	$0.22
Earnings per share (diluted)	0.31	0.30	0.26	0.58	(C)	0.22

Performance Ratios:

Return on average assets	0.69%	0.78%	0.64%	1.39	%(D)	0.57%
Return on average common
equity	9.65%	9.47%	8.61%	19.87	%(E)	7.82%

Net interest margin
(Taxable equivalent basis)	3.52%	3.54%	3.46%	3.37%		3.49%

(A)	Income taxes for the third quarter includes a one-time state tax benefit of $2.988 million related to the reversal of a previously recorded valuation allowance against net state tax benefits related to security impairment charges recorded in the year ended December 31, 2008. Circumstances and projections now indicate that this deferred tax asset can be utilized when it is realized in future periods.
(B)	Net income and net income available to common shareholders, excluding the one-time state tax benefit of $2.988 million would be $2.344 million and $2.125 million, respectively for the third quarter.
(C)	EPS excluding the one-time state tax benefit of $2.988 million is $0.24 for the third quarter. See page 14, for more information on this non-GAAP measure.
(D)	ROA excluding the one-time state tax benefit of $2.988 million is 0.61% for the third quarter. See page 14, for more information on this non-GAAP measure.
(E)	ROE excluding the one-time state tax benefit of $2.988 million is 8.26% for the third quarter. See page 14, for more information on this non-GAAP measure.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except share data)

(Unaudited)

	For the
	Six Months Ended
	June 30,
	2012	2011
Income Statement Data:
Interest income	$28,316	$28,356
Interest expense	2,522	3,952
Net interest income	25,794	24,404
Provision for loan losses	3,000	4,000
Net interest income after
provision for loan losses	22,794	20,404
Trust fees	6,435	5,547
Other income	2,462	2,473
Securities gains/(losses), net	497	473
Total other income	9,394	8,493
Salaries and employee benefits	12,521	11,790
Premises and equipment	4,744	4,736
FDIC insurance expense	642	1,001
Other expenses	4,877	4,751
Total operating expenses	22,784	22,278
Income before income taxes	9,404	6,619
Income tax expense	3,598	2,310
Net income	5,806	4,309
Dividends and accretion
on preferred stock	474	789
Net income available to
common shareholders	$5,332	$3,520

Per Common Share Data:

Earnings per share (basic)	$0.61	$0.40
Earnings per share (diluted)	0.61	0.40

Performance Ratios:

Return on average assets	0.73%	0.57%
Return on average common equity	9.56%	7.14%

Net interest margin
(Tax equivalent basis)	3.53%	3.51%

PEAPACK-GLADSTONE FINANCIAL CORPORATION

NON-GAAP RECONCILIATION

(Dollars in thousands, except share data)

This press release contains certain supplemental financial information, described below, which has been determined by methods other that U.S. Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of the Corporation’s performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding the Corporation’s financial results. Management believes that the Corporation’s presentation and discussion, together with the accompanying reconciliation, provides a complete understanding of factors and trends affecting the Corporation’s business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Corporation strongly encourages investors to review it consolidated financial statements in their entirety and not to rely on any single financial measure.

For the Three
Months Ended
September 30, 2011
Net Income:
As reported	$5,332
Less: Valuation allowance reversal	2,988
Net income, excluding valuation allowance reversal	2,344

Net Income Available to Common Shareholders:
As reported	$5,113
Less: Valuation allowance reversal	2,988
Net income, excluding valuation allowance reversal	2,125

Per Common Share Data:
Earnings per share (basic):
As reported	$0.58
Less: Valuation allowance reversal	0.34
Earnings per share (basic),
excluding valuation allowance reversal	0.24

Earnings per share (diluted):
As reported	$0.58
Less: Valuation allowance reversal	0.34
Earnings per share (diluted),
excluding valuation allowance reversal	0.24

Performance Ratios:
Return on average assets:
As reported	1.39%
Return on average assets,
excluding valuation allowance reversal	0.61%

Return on average common equity:
As reported	19.87%
Return on average common equity,
excluding valuation allowance reversal	8.26%

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

UNAUDITED

THREE MONTHS ENDED

(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2012			June 30, 2011
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$312,362	$1,770	2.27%	$375,216	$2,209	2.35%
Tax-exempt (1) (2)	45,556	332	2.92	36,855	347	3.77
Loans held for sale	1,137	18	6.57	510	5	3.78
Loans (2) (3)	1,101,095	12,124	4.40	968,179	11,674	4.82
Federal funds sold	100	—	0.10	100	—	0.25
Interest-earning deposits	22,306	14	0.26	32,598	20	0.24
Total interest-earning
assets	1,482,556	$14,258	3.85%	1,413,458	$14,255	4.03%
Noninterest-Earning Assets:
Cash and due from banks	5,846			8,231
Allowance for loan losses	(13,990)			(15,086)
Premises and equipment	31,284			33,393
Other assets	76,469			71,868
Total noninterest-earning
assets	99,609			98,406
Total assets	$1,582,165			$1,511,864

LIABILITIES:
Interest-Bearing Deposits:
Checking	$326,920	$90	0.11%	$309,310	$292	0.38%
Money markets	505,532	257	0.20	516,739	577	0.45
Savings	99,958	13	0.05	86,150	56	0.26
Certificates of deposit	192,261	563	1.17	208,697	713	1.37
Total interest-bearing
deposits	1,124,671	923	0.33	1,120,896	1,638	0.58
Borrowings	36,586	168	1.84	26,242	198	3.02
Capital lease obligation	9,093	108	4.75	6,410	80	4.98
Total interest-bearing
liabilities	1,170,350	1,199	0.41	1,153,548	1,916	0.66
Noninterest –Bearing
Liabilities:
Demand deposits	292,459			237,651
Accrued expenses and
other liabilities	6,438			7,104
Total noninterest-bearing
liabilities	298,897			244,755
Shareholders’ equity	112,918			113,561
Total liabilities and
shareholders’ equity	$1,582,165			$1,511,864
Net interest income		$13,059			$12,339
Net interest spread			3.44%			3.37%
Net interest margin (4)			3.52%			3.49%

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

UNAUDITED

THREE MONTHS ENDED

(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2012			March 31, 2012
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$312,362	$1,770	2.27%	$350,306	$2,052	2.34%
Tax-exempt (1) (2)	45,556	332	2.92	49,843	381	3.06
Loans held for sale	1,137	18	6.57	1,602	23	5.60
Loans (2) (3)	1,101,095	12,124	4.40	1,052,960	11,917	4.53
Federal funds sold	100	—	0.10	100	—	0.10
Interest-earning deposits	22,306	14	0.26	21,988	17	0.30
Total interest-earning
assets	1,482,556	$14,258	3.85%	1,476,799	$14,390	3.90%
Noninterest-Earning Assets:
Cash and due from banks	5,846			7,687
Allowance for loan losses	(13,990)			(13,753)
Premises and equipment	31,284			31,751
Other assets	76,469			78,781
Total noninterest-earning
assets	99,609			104,466
Total assets	$1,582,165			$1,581,265

LIABILITIES:
Interest-Bearing Deposits:
Checking	$326,920	$90	0.11%	$336,541	$113	0.13%
Money markets	505,532	257	0.20	516,357	304	0.24
Savings	99,958	13	0.05	94,732	29	0.12
Certificates of deposit	192,261	563	1.17	193,992	596	1.23
Total interest-bearing
deposits	1,124,671	923	0.33	1,141,622	1,042	0.37
Borrowings	36,586	168	1.84	37,237	172	1.85
Capital lease obligation	9,093	108	4.75	9,145	109	4.77
Total interest-bearing
liabilities	1,170,350	1,199	0.41	1,188,004	1,323	0.45
Noninterest –Bearing
Liabilities:
Demand deposits	292,459			275,157
Accrued expenses and
other liabilities	6,438			6,407
Total noninterest-bearing
liabilities	298,897			281,564
Shareholders’ equity	112,918			111,697
Total liabilities and
shareholders’ equity	$1,582,165			$1,581,265
Net interest income		$13,059			$13,067
Net interest spread			3.44%			3.45%
Net interest margin (4)			3.52%			3.54%

PEAPACK-GLADSTONE FINANCIAL CORPORATION

AVERAGE BALANCE SHEET

UNAUDITED

SIX MONTHS ENDED

(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2012			June 30, 2011
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$331,334	$3,822	2.31%	$379,625	$4,478	2.36%
Tax-exempt (1) (2)	47,699	714	2.99	36,224	700	3.86
Loans held for sale	1,370	41	6.00	621	21	6.66
Loans (2) (3)	1,077,028	24,041	4.46	952,712	23,421	4.92
Federal funds sold	100	—	0.10	100	—	0.26
Interest-earning deposits	22,147	31	0.28	37,237	48	0.26
Total interest-earning
assets	1,479,678	$28,649	3.87%	1,406,519	$28,668	4.08%
Noninterest-Earning Assets:
Cash and due from banks	6,766			8,055
Allowance for loan losses	(13,872)			(15,010)
Premises and equipment	31,518			33,516
Other assets	77,369			71,457
Total noninterest-earning
assets	101,781			98,018
Total assets	$1,581,459			$1,504,537

LIABILITIES:
Interest-Bearing Deposits:
Checking	$331,731	$203	0.12%	$303,688	$595	0.39%
Money markets	510,944	561	0.22	519,590	1,200	0.46
Savings	97,345	42	0.09	84,170	109	0.26
Certificates of deposit	193,127	1,159	1.20	213,998	1,488	1.39
Total interest-bearing
deposits	1,133,147	1,965	0.35	1,121,446	3,392	0.60
Borrowings	36,912	340	1.84	25,445	401	3.15
Capital lease obligation	9,119	217	4.76	6,372	159	4.97
Total interest-bearing
liabilities	1,179,178	2,522	0.43	1,153,263	3,952	0.69
Noninterest –Bearing
Liabilities:
Demand deposits	283,808			230,075
Accrued expenses and
other liabilities	6,166			6,408
Total noninterest-bearing
liabilities	289,974			236,483
Shareholders’ equity	112,307			114,791
Total liabilities and
shareholders’ equity	$1,581,459			$1,504,537
Net interest income		$26,127			$24,716
Net interest spread			3.44%			3.39%
Net interest margin (4)			3.53%			3.51%

(1)	Average balances for available for sale securities are based on amortized cost.
(2)	Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)	Loans are stated net of unearned income and include nonaccrual loans.
(4)	Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.